                                             SUBADVISORY AGREEMENT

     THIS  AGREEMENT is made and entered into on this 12th day of February  2002 among  OppenheimerFunds,  Inc.,  a Colorado  corporation  (the  "Adviser"),  and
Cornerstone  Real  Estate  Advisers,  Inc.,  a  Massachusetts  corporation  (the
"SubAdviser")

                                             W I T N E S S E T H:

     WHEREAS, Oppenheimer Real Estate Fund (the "Fund") which is registered with the Securities  and Exchange  Commission  (the "SEC") as an open-end  management investment  company  under the  Investment  Company Act of 1940, as amended (the
"1940 Act");

     WHEREAS,  the  Adviser  is  a  registered   investment  adviser  under  the
Investment  Advisers Act of 1940, as amended (the "Advisers Act") and is engaged in the business of rendering investment advice;

     WHEREAS,  the Adviser has, pursuant to an Advisory  Agreement with the Fund dated as of February 12, 2002 (the "Advisory Agreement") been retained to act as investment adviser for the Fund;

     WHEREAS, the Advisory Agreement permits the Adviser, at its option, subject to  approval  by the Fund's  Board of  Trustees  and,  to the extent  necessary, shareholders  of the Fund, to delegate  certain of its duties under the Advisory
Agreement to other investment advisers,  subject to the requirements of the 1940
Act;

     WHEREAS,  SubAdviser is a registered  investment adviser under the Advisers
Act and is engaged in the business of rendering investment advice; and

     WHEREAS,  the  Adviser  desires  to retain  SubAdviser  to assist it in the provision  of a  continuous  investment  program  for  the  Fund's  assets,  and
SubAdviser  is  willing  to  render  such  services  subject  to the  terms  and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties do mutually agree and promise as follows:

     1. Appointment as SubAdviser.  The Adviser hereby retains the SubAdviser to act as  SubAdviser  of the  Fund to  provide  investment  advice  to the Fund as hereinafter  set forth,  subject to the supervision of the Adviser and the Board of  Trustees  of the Fund and  subject to the terms of this  Agreement;  and the
SubAdviser hereby accepts such employment.

         2.       Duties of SubAdviser.

     (a)  Investments.  The  SubAdviser  is hereby  authorized  and directed and hereby agrees, subject to the stated investment policies and restrictions of the
Fund  as  set  forth  in the  Fund's  prospectus  and  Statement  of  Additional
Information as currently in effect and as  supplemented  or amended from time to time  (collectively  referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Fund's Board of Trustees, to (i) regularly provide  investment advice and  recommendations  to the Fund with respect to the
Fund's investments,  investment policies and the purchase and sale of securities and other investments;  (ii) supervise and monitor the investment program of the
Fund and the composition of its portfolio to determine what securities and other investments  shall be purchased or sold by the Fund; and (iii) arrange,  subject to the  provisions  of paragraph (d) below,  for the purchase of securities  and other  investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.  The Adviser agrees to provide the SubAdviser with  such  assistance  as may be  reasonably  requested  by the  SubAdviser  in
connection  with  its  activities  under  this  Agreement,   including,  without
limitation,  information concerning the Fund, its funds available,  or to become available,  for investment and generally as to the conditions of the Fund or the
Fund's affairs.

     (b)  Compliance  with  Applicable  Laws  and  Governing  Documents.  In the performance of its duties and obligations under this Agreement or otherwise, the
SubAdviser  shall  act in  conformity  with the  Fund's  Declaration  of  Trust,
By-Laws,  procedures and policies adopted by the Board of the Fund and/or by the
Adviser and the Prospectus and with the instructions and directions  received in writing  from the Adviser or the  Trustees  of the Fund and will  conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986,
as amended (the  "Code"),  and all other  applicable  federal and state laws and regulations  necessary to allow the Fund to qualify as a  "regulated  investment company" as defined in Subchapter M of the Code (which currently  requires that, at the close of each quarter of the taxable year, (A) at least 50 percent of the value of the  Fund's  total  assets is  represented  by (i) cash and cash  items
[including receivables], Government securities and securities of other regulated investment companies, and (ii) other securities for purposes of this calculation limited in  respect  of any one issuer to an amount not  greater in value than 5 percent  of the  value of the  total  assets of the Fund and to not more than 10 percent of the outstanding  voting  securities of such issuer,  and (B) not more than 25 percent of the value of its total  assets is invested in the  securities
]other  than  Government   securities  or  the  securities  of  other  regulated
investment  companies] of any one issuer).  Notwithstanding  the foregoing,  the
Adviser shall,  subject to the  SubAdviser's  compliance  with its  obligations, remain responsible for the Fund's overall compliance with the 1940 Act, the Code and all other  applicable  federal and state laws and  regulations.  The Adviser will provide the SubAdviser  with a copy of those portions of the minutes of the meetings of the Board of Trustees of the Fund to the extent they may  materially affect  the  duties of the  SubAdviser,  and with the  copies  of any  financial statements  or reports  made by the Fund to its  shareholders,  and any  further materials or information  which the SubAdviser may reasonably  request to enable it to perform its functions under this Agreement.

     The Adviser will provide the  SubAdviser  with advance notice of any change in the Fund's investment objectives,  policies and restrictions as stated in the
Prospectus or in any  procedures  and policies  adopted by the Board of the Fund and/or the Adviser,  and the SubAdviser  shall, in the performance of its duties and obligations under this Agreement, manage the Fund's portfolio investments in compliance with such changes, provided the SubAdviser has received prompt notice of the  effectiveness of such changes from the Fund or the Adviser.  In addition to such notice, the Adviser shall provide to the SubAdviser a copy of a modified
Prospectus  reflecting such changes.  The Adviser  acknowledges and agrees that, provided that the SubAdviser  has provided the Adviser with  complete,  accurate and timely  information  regarding the SubAdviser's  activities  relating to the
Fund,  the  Prospectus  will at all times be in compliance  with all  disclosure requirements  under  all  applicable  federal  and  state  laws and  regulations relating to the Fund, including, without limitation, the 1940 Act, and the rules and regulations  thereunder,  and that the SubAdviser shall have no liability in connection  therewith,  except  as  to  the  accuracy  of  material  information furnished  in  writing  by  the  SubAdviser  to  the  Fund  or  to  the  Adviser
specifically for inclusion in the Prospectus,  or information which was provided to the SubAdviser to review and which SubAdviser  approved as to the accuracy of such  information or if the SubAdviser does not promptly  respond will be deemed to have  approved  the accuracy of such  information  as  described  below.  The
SubAdviser  hereby  agrees to provide to the  Adviser  in a timely  manner  such information relating to the SubAdviser and its relationship to, and actions for, the Fund as may be required to be contained in the  Prospectus  or in the Fund's registration  statement  on Form  N-1A.  The  SubAdviser  shall  have  seven (7)
business  days to  review  all  disclosure  about  the Fund  and the  SubAdviser contained in the Fund's  Prospectus and Statement of Additional  Information and
certain  advertisements  for accuracy and shall  approve or  disapprove  of such disclosure  within seven (7) business days of receiving such  disclosure.  After the  expiration  of seven (7)  business  days,  the  Adviser  shall  provide the
SubAdviser an additional five (5) business days to respond, such additional five
(5)  business  days to  commence  upon  written  notice  from the  Adviser.  The
SubAdviser's  failure to respond  within such time shall be deemed to constitute
SubAdviser's approval of such disclosure.

     (c) Voting of Proxies. Absent specific written instructions to the contrary provided to the SubAdviser by the Adviser,  the SubAdviser shall vote, either in person or by proxy,  all  securities in which the Fund may be invested from time to time in accordance with the Fund's proxy voting procedures.

     (d) Brokerage. The SubAdviser is authorized,  subject to the supervision of the Adviser and the Fund's Board of Trustees, to establish and maintain accounts on behalf of the Fund with,  and place  orders for the  purchase and sale of the
Fund's portfolio securities with or through,  such persons,  brokers (including, to the  extent  permitted  by  applicable  law and by the Fund,  the Fund or the
Adviser,  any broker  affiliated with the SubAdviser) or dealers  ("brokers") as
SubAdviser may elect and negotiate commissions to be paid on such transactions.

     Upon obtaining consent of the Adviser or the Fund's Board of Trustees,  the
SubAdviser   may  effect  the  purchase  and  sale  of   securities  in  private
transactions on such terms and conditions as shall be approved by the Adviser.

     The  SubAdviser  shall place  orders for the purchase and sale of portfolio investments  for the Fund's  account  with  brokers or dealers  selected  by the
SubAdviser.  In the selection of such brokers or dealers and the placing of such orders,  the  SubAdviser  shall seek to obtain  for the Fund the most  favorable price and execution  available,  except to the extent it may be permitted to pay higher brokerage  commissions for brokerage and research  services,  as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price  and  execution  available,  the  SubAdviser,  bearing  in mind  the  best interests  of the  Fund at all  times,  shall  consider  all  factors  it  deems relevant,  including price, the size of the transaction,  the breadth and nature of the market for the security,  the difficulty of the execution,  the amount of the commission, if any, the timing of the transaction, market prices and trends, the  reputation,  experience  and  financial  stability  of the broker or dealer involved,  and the quality of service  rendered by the broker or dealer in other transactions.  Subject to such policies as the Trustees may determine, or as may be mutually  agreed to by the Adviser and the SubAdviser,  the SubAdviser  shall not be deemed to have acted  unlawfully  or to have breached any duty created by this  Agreement or otherwise  solely by reason of its having  caused the Fund to pay a broker that provides  brokerage and research  services (within the meaning of Section 28(e) of the  Securities  Exchange Act of 1934) to the  SubAdviser an
amount of commission for effecting the Fund's investment  transaction that is in excess of the amount of  commission  that another  broker would have charged for effecting that  transaction  if, but only if, the SubAdviser  determines in good faith  that such  commission  was  reasonable  in  relation  to the value of the brokerage  and  research  services  provided by such broker or dealer  viewed in terms of either that particular transaction or the overall responsibility of the
SubAdviser  with  respect to the  accounts as to which it  exercises  investment discretion.  It is recognized that the services  provided by such brokers may be useful to the SubAdviser in connection with the  SubAdviser's  services to other clients.

     On occasions when the  SubAdviser  deems the purchase or sale of a security to be in the  best  interests  of the  Fund  as  well as  other  clients  of the
SubAdviser,  the  SubAdviser,  to the extent  permitted by  applicable  laws and regulations  and  subject to the  allocation  procedures  approved by the Fund's
Board or  Adviser,  may,  but shall be under no  obligation  to,  aggregate  the securities to be sold or purchased in order to obtain the most  favorable  price
or  lower  brokerage  commissions  and  efficient  execution.   In  such  event,
allocation of securities so sold or purchased,  as well as the expenses incurred in the  transaction,  will be made by the  SubAdviser  in  accordance  with  the procedures  approved by the Trustees or the  Adviser,  which  currently  require unfulfilled  allocations  to be filled  first  followed by pro-rata  allocations based on the size of the client's portfolio.

     (e) Securities  Transactions.  The SubAdviser and any affiliated  person of the SubAdviser will not purchase  securities or other  instruments  from or sell securities or other instruments to the Fund;  provided,  however, the SubAdviser or any  affiliated  person of the  SubAdviser  may purchase  securities or other instruments  from or sell  securities or other  instruments  to the Fund if such transaction is permissible  under  applicable laws and  regulations,  including, without  limitation,  the  1940  Act and the  Advisers  Act  and the  rules  and regulations promulgated thereunder and is permitted by the procedures adopted by the Fund.

     The SubAdviser,  including its Access Persons (as defined in subsection (e)
of Rule 17j-1 under the 1940 Act),  agrees to observe and comply with Rule 17j-1 and the  SubAdviser's  and the Fund's Code of Ethics  (which shall comply in all material  respects  with Rule  17j-1),  as the same may be amended  from time to time.  On at least a  quarterly  basis,  the  SubAdviser  will  comply  with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the  SubAdviser  and its Access  Persons have complied with the
SubAdviser's  and the  Fund's  Code of Ethics  with  respect to the Fund or (ii)
identifying any violations which have occurred with respect to the Fund.

     (f) Books and Records.  The  SubAdviser  shall maintain  separate  detailed records of all matters pertaining to the Fund (the "Fund's Records"), including, without limitation,  brokerage and other records of all securities transactions.
The  SubAdviser  acknowledges  that the Fund's Records are property of the Fund.
The Fund's  Records  shall be  available  to the Fund or the  Adviser  and their respective  agents at any time upon  reasonable  request during normal  business hours and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business.

     (g) Information  Concerning the Fund and  SubAdviser.  From time to time as the Adviser or the Fund may request,  the SubAdviser will furnish the requesting party  information  and reports on  portfolio  transactions  and reports on Fund assets held in the  portfolio,  all in such  detail,  form and  frequency as the
Adviser or the Fund may reasonably request.

     The  SubAdviser  will (i) make  appropriate  persons,  including the Fund's
portfolio   manager(s),   available   for  the   purpose   of   reviewing   with
representatives  of the Adviser and/or the Fund's Board of Trustees on a regular basis the management of the Fund, including,  without limitation,  review of the general  investment  strategy of the Fund,  economic  considerations and general conditions  affecting the marketplace;  (ii) on a continuing  basis, (A) provide the  distributor  of  the  Fund  (the  "Distributor")  with  assistance  in  the distribution  and  marketing  of the Fund in such  amount and form as the Fund's distributor  may reasonably  request from time to time, and (B) upon  reasonable notice  from the  Fund's  distributor,  use  reasonable  efforts  to  cause  the portfolio  manager or other person who manages or is responsible  for overseeing the  management of the Fund's  portfolio  (the  "Portfolio  Manager") to provide marketing and  distribution  assistance to the Distributor,  including,  without limitation,  conference  calls,  meetings  and road  trips,  provided  that each portfolio  manager  shall not be  required to devote more than 10% of his or her time to such marketing and  distribution  activity (in this regard,  the Adviser
undertakes  to  reimburse  the  SubAdviser  for  its  reasonable   out-of-pocket
expenses, provided that, such expenses are related to a request for marketing or distribution assistance by a duly authorized employee of the Adviser); (iii) use reasonable  efforts  (A) to retain the  services  of the  Portfolio  Manager who manages the portfolio of the Fund,  from time to time or (B) to promptly  obtain the services of a Portfolio Manager acceptable to the Adviser if the services of the Portfolio Manager are no longer available to the SubAdviser;  (iv) from time to time,  assure that each Portfolio  Manager is acceptable to the Adviser;  (v)
obtain the written  approval of the Adviser prior to designating a new Portfolio
Manager; provided,  however, that, if the services of a Portfolio Manager are no longer  available to the SubAdviser due to  circumstances  beyond the reasonable control of the SubAdviser (e.g.,  voluntary  resignation,  death or disability), the  SubAdviser  may  designate  an interim  Portfolio  Manager who (A) shall be reasonably  acceptable  to the Adviser and (B) shall  function  for a reasonable
period  of  time  until  the  SubAdviser   designates  an  acceptable  permanent
replacement;  (vi) promptly notify the Adviser of any anticipated changes in the
Portfolio  Manager,   portfolio  management,  any  anticipated  changes  in  the ownership or management of the SubAdviser, or of material changes in the control of the SubAdviser,  or any other material matter that may require  disclosure to the Trustees, shareholders of the Fund or dealers.

     The  SubAdviser  will also  provide the Adviser with notice and analysis of events  that may  affect or  relate to the  valuation  of the  Fund's  portfolio securities.

     (h) Custody Arrangements. The SubAdviser shall on each business day provide the Adviser,  the Fund and the Fund's custodian such information as the Adviser, the Fund  and the  Fund's  custodian  may  reasonably  request  relating  to all transactions and portfolio holdings of the Fund.

     (i) Historical  Performance  Information.  To the extent agreed upon by the parties,  the SubAdviser  will provide the Fund and the Adviser with  historical
performance   information  with  respect  to  SubAdviser's   similarly   managed
investment companies or other accounts,  to be included in the Prospectus or for any other uses permitted by applicable law and to the extent available.

     3. Independent Contractor.  In the performance of its duties hereunder, the
SubAdviser  is and  shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority  to act  for or  represent  the  Fund  or the  Adviser  in any  way or otherwise be deemed an agent of the Fund or the Adviser.

     4. Expenses.  During the term of this  Agreement,  SubAdviser  will pay all expenses  incurred by it in connection with its activities  under this Agreement other than the cost of securities,  commodities and other investments (including brokerage  commissions and other transaction  charges, if any) purchased or sold for the Fund. The  SubAdviser  shall,  at its sole expense,  employ or associate itself with such  persons or firms as it believes to be  particularly  fitted to assist  it in the  execution  of its  duties  under  this  Agreement.  Except as otherwise  provided in this  Agreement  or by law, the  SubAdviser  shall not be responsible for the Fund's or Adviser's expenses,  which shall include,  but not be limited to, organizational and offering expenses (which include out-of-pocket expenses,  but not overhead or employee costs of the  SubAdviser);  expenses for legal,  accounting and auditing services;  taxes and governmental fees; dues and
expenses   incurred  in  connection  with   membership  in  investment   company
organizations;  costs of printing and distributing  shareholder  reports,  proxy materials,  prospectuses,  stock  certificates  and  distribution  of dividends;
charges  of  the  Fund's  custodians  and  sub-custodians,   administrators  and
sub-administrators,  registrars, transfer agents, dividend disbursing agents and dividend  reinvestment plan agents;  payment for portfolio pricing services to a pricing  agent,  if any;  registration  and filing  fees of the  Securities  and
Exchange   Commission  (the  "SEC");   expenses  of  registering  or  qualifying
securities of the Fund for sale in the various states; freight and other charges in connection  with the shipment of the Fund's  portfolio  securities;  fees and
expenses  of  non-interested   Trustees;   salaries  of  shareholder   relations
personnel; costs of shareholders meetings; insurance; interest; brokerage costs;
and litigation and other  extraordinary or non-recurring  expenses.  The Fund or the Adviser, as the case may be, shall reimburse the SubAdviser for any expenses of the  Fund  or the  Adviser  as may be  reasonably  incurred  as  specifically provided  for in this  Agreement  or as  specifically  agreed to  beforehand  by
Adviser.  The  SubAdviser  shall  keep and  supply  to the Fund and the  Adviser reasonable records of all such expenses.

     5.  Compensation.  For the services  provided and the expenses assumed with respect to the Fund pursuant to this Agreement,  the SubAdviser will be entitled to the fee listed for the Fund on Exhibit A. Such fee will be computed daily and payable no later than the tenth (10th)  business day  following  the end of each month, from the Adviser, calculated as described in Exhibit A.

     The method of determining  net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the  offering  and  redemption  price of the shares as  described  in the Fund's
Prospectus.  If this Agreement shall be effective for only a portion of a month, the  aforesaid  fee shall be prorated for the portion of such month during which this Agreement is in effect.

     The SubAdviser agrees that during any period in which the SubAdviser serves as a subadviser to any other registered investment company and provides the same or substantially  similar  services to such investment  company at a lower rate, the  SubAdviser  shall  charge the  Adviser and the Fund no more than the lowest rate then in effect  unless  otherwise  specifically  agreed by the  Adviser and
SubAdviser in writing.

     In the event that the  investment  advisory fee rate paid to the Adviser by the Fund is reduced,  the compensation paid to the SubAdviser hereunder shall be reduced by the same percentage.

     6. Representations and Warranties of SubAdviser.  The SubAdviser represents and warrants to the Adviser and the Fund as follows:

     (a) The  SubAdviser  is  registered  as an  investment  adviser  under  the
Advisers Act;

     (b) The SubAdviser is registered as a Commodity  Trading  Adviser under the
Commodity Exchange Act (the "CEA") with the Commodity Futures Trading Commission
(the  "CFTC"),  or is  not  required  to  register  pursuant  to  an  applicable exemption;

     (c) The SubAdviser is a corporation duly organized and properly  registered and operating under the laws of the Commonwealth of Massachusetts with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

     (d) The  execution,  delivery and  performance  by the  SubAdviser  of this
Agreement are within the  SubAdviser's  powers and have been duly  authorized by all  necessary  action and no action by or in respect  of, or filing  with,  any governmental  body, agency or official is required on the part of the SubAdviser for the execution, delivery and performance by the SubAdviser of this Agreement, and the execution,  delivery and performance by the SubAdviser of this Agreement do not  contravene or constitute a default under (i) any provision of applicable law, rule or regulation,  (ii) the SubAdviser's governing instruments,  or (iii)
any agreement,  judgment,  injunction, order, decree or other instrument binding upon the SubAdviser;

     (e) The Form ADV of the SubAdviser  previously  provided to the Adviser and all amendments to the SubAdviser's Form ADV to be provided to Adviser is or will be a true and complete copy of the form as currently filed or as then filed with the SEC and the  information  contained  therein is accurate and complete in all material  respects  and does not omit to state any  material  fact  necessary in order to make the  statements  made, in light of the  circumstances  under which they were made, not misleading.

     7.  Representations  and Warranties of Adviser.  The Adviser represents and warrants to the SubAdviser as follows:

     (a) The Adviser is registered  as an investment  adviser under the Advisers
Act;

     (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;

     (c) The Adviser is a corporation  duly organized and validly existing under the laws of the State of Colorado  with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

     (d)  The  execution,  delivery  and  performance  by the  Adviser  of  this
Agreement are within the Adviser's  powers and have been duly  authorized by all necessary  action,  and no action by or in  respect  of,  or  filing  with,  any governmental body, agency or official is required on the part of the Adviser for the execution,  delivery and performance by the Adviser of this  Agreement,  and the execution,  delivery and performance by the Adviser of this Agreement do not contravene or  constitute a default  under (i) any provision of applicable  law, rule or  regulation,  (ii) the  Adviser's  governing  instruments,  or (iii) any agreement,  judgment, injunction, order, decree or other instrument binding upon the Adviser;

     (e) The Adviser  acknowledges  that it received a copy of the  SubAdviser's
Form ADV prior to the execution of this Agreement;

     (f) The Adviser and the Fund have duly entered into the Advisory  Agreement pursuant to which the Fund  authorized the Adviser to enter into this Agreement;
and

     (g) The Adviser  will take such steps as are  necessary  to ensure that the
Fund's shares are duly  authorized  and  registered  for sale to the extent that such shares are offered for sale.

     8. Delivery of Documents to the Adviser.  The  SubAdviser has furnished the
Adviser with true, accurate and complete copies of the following:

     (a) The SubAdviser's Form ADV as filed with the Commission,  as of the date hereof;

     (b) Separate lists of persons who the SubAdviser  wishes to have authorized to give written and oral instructions to custodian(s) of the Fund; and

(c)      The Code of Ethics of the SubAdviser, as in effect on the date hereof.

     The  SubAdviser  will  furnish the Adviser  from time to time with  copies,
properly  certified  or  otherwise  authenticated,   of  all  amendments  of  or
supplements to the foregoing.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and  warranties  made by the  SubAdviser  and the  Adviser pursuant to Sections 6 and 7,  respectively,  shall survive the  termination  of this  Agreement.  The parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true and the SubAdviser  shall  promptly  update all  information  and documents which the SubAdviser is required to provide to the Adviser hereunder.

     10. Liability and Indemnification.

     (a) Liability. The SubAdviser shall exercise its best judgment in rendering the services in accordance with the terms of this  Agreement.  In the absence of willful misfeasance, bad faith or gross negligence on the part of the SubAdviser or a reckless  disregard of its duties  hereunder,  the SubAdviser,  each of its affiliates  and  all  respective  partners,  officers,  Trustees  and  employees
("Affiliates") and each person, if any, who within the meaning of the Securities
Act controls the SubAdviser  ("Controlling Persons") shall not be liable for any error of judgment or mistake of law and shall not be subject to any  expenses or liability  to  the  Adviser,  the  Fund  or  the  Fund  or  any  of  the  Fund's
shareholders,  in connection  with the matters to which this Agreement  relates.
Except as set forth in (c) below, the absence of willful misfeasance,  bad faith or gross  negligence  on the part of the Adviser or a reckless  disregard of its duties hereunder,  the Adviser,  any of its Affiliates and each of the Adviser's
Controlling  Persons,  if any,  shall not be  subject  to any  liability  to the
SubAdviser, for any act or omission in the case of, or connected with, rendering services  hereunder  or for any losses that may be  sustained  in the  purchase, holding or sale of Fund assets;  provided,  however,  that nothing  herein shall relieve the  Adviser  and the  SubAdviser  from any of their  obligations  under applicable law, including,  without limitation, the federal and state securities laws and the CEA.

     (b) The SubAdviser  agrees to indemnify and hold harmless the Adviser,  its
Affiliates and Controlling Persons and their respective  officers,  Trustees and
employees,   against  any  and  all  losses,  claims,  damages,  liabilities  or litigation  (including reasonable attorneys' fees), to which the Adviser or such
Affiliates or Controlling  Persons of the Adviser or their respective  officers,
Trustees and employees may become  subject under the 1940 Act, the 1933 Act, the
Advisers Act, or any other statute,  law, rule or regulation,  arising  directly out of the SubAdviser's  responsibilities  hereunder (1) to the extent of and as result  of the  willful  misfeasance,  bad  faith,  or gross  negligence  by the
SubAdviser,  any of the SubAdviser's  employees or  representatives or any other affiliate  of or any  person  acting on behalf  of the  SubAdviser,  or (2) as a result of any  untrue  statement  of a  material  fact  contained  in the Fund's registration  statement,  including  any  amendment  thereof  or any  supplement thereto,  or the  omission  of a  material  fact  required  to be stated in such registration  statement necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written  information  furnished  by  the  SubAdviser  to  the  Fund  or  written information  furnished  by the  Adviser  to the  SubAdviser  for review and such information is approved or deemed approved by the SubAdviser; provided, however, that in no case is the  SubAdviser's  indemnity  hereunder  deemed to  protect a person against any liability to which any such person would otherwise be subject by reason of willful  misfeasance,  bad faith or gross negligence in performance of its duties or by reason of its  reckless  disregard  of its  obligations  and duties under this Agreement.

     (c) The Adviser agrees to indemnify and hold harmless the  SubAdviser,  its
Affiliates  and each  Controlling  Person of the  SubAdviser,  if any, and their respective officers,  Trustees and employees against any and all losses, claims, damages,  liabilities or litigation  (including  reasonable attorneys' fees), to which the SubAdviser or such Affiliates or Controlling  Person of the SubAdviser or their  respective  officers,  Trustees and employees may become subject under the Act, the 1933 Act,  the Advisers  Act, or any other  statute,  law,  rule or regulation,  arising out of the Adviser's responsibilities as investment manager of the Fund or the Adviser's obligations hereunder (1) to the extent of and as a result  of the  willful  misfeasance,  bad  faith,  or gross  negligence  by the
Adviser,  any of the Adviser's  employees or representatives or any affiliate of or any person acting on behalf of the Adviser,  or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration  statement,  including  any  amendment  thereof  or any  supplement thereto, or the omission of or alleged omission to state a material fact in such registration  statement necessary to make the statements therein not misleading;
provided,  however,  that in no case shall the Adviser's  indemnity hereunder be deemed to protect a person  against any liability to which any such person would otherwise  be  subject  by reason  of  willful  misfeasance,  bad faith or gross negligence  in the  performance  of its  duties  or by  reason  of its  reckless disregard of its obligations and duties under this Agreement.

     11. Duration and Termination.

     (a) Duration. Unless sooner terminated, this Agreement shall continue until
December 31, 2003, and thereafter  shall continue  automatically  for successive annual  periods,  provided such  continuance is  specifically  approved at least annually by the Fund's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund  represented  at a meeting if holders of more than 50% of the outstanding  shares  of the Fund are  present  in person or by proxy or (b) more than 50% of the  outstanding  shares of the Fund;  provided that in either event its  continuance  also is approved by a majority of the Fund's  Trustees who are not  "interested  persons"  (as  defined  in the 1940  Act) of any party to this
Agreement,  by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b)  Termination.  Notwithstanding  whatever may be provided  herein to the contrary,  this Agreement may be terminated at any time,  without payment of any penalty:

     (i) By vote of a majority of the Fund's Board of Trustees,  or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon at least 60 days' written notice to the SubAdviser;

     (ii) By the non-defaulting party immediately upon receipt of written notice from the  non-defaulting  party to the defaulting party in the event of a breach of any provision of this Agreement by the defaulting party; or

     (iii)  By the  SubAdviser  upon at least 60  days'  written  notice  to the
Adviser and the Fund. If SubAdviser  terminates this Agreement  pursuant to this sub-paragraph (iii),  SubAdviser is hereby prohibited from using any performance information  with  respect to the Fund for any  purpose  for a period of one (1)
year from the effective date of termination under this sub-paragraph (iii). This restriction shall not apply to any mutual fund that SubAdviser  managed prior to the date of this Agreement.

     The notice  provided  for in (i) and (iii) above may be waived by the party required to be notified.

     This  Agreement  shall not be assigned (as such term is defined in the 1940
Act) and shall  terminate  automatically  in the event of its assignment or upon the  termination of the Advisory  Agreement.  In the event of an assignment that occurs  solely due to the change of control  of the  SubAdviser,  any  necessary approvals will be obtained at the sole expense of the SubAdviser.

     (c) Transactions in Progress Upon  Termination.  The Adviser and SubAdviser
will cooperate with each other to ensure that portfolio or other transactions in progress at the date of termination of this Agreement  shall be completed by the
SubAdviser in accordance  with the terms of such  transactions,  and to this end the  SubAdviser  shall  provide the Adviser with all necessary  information  and documentation to secure the implementation thereof.

     12.   Duties  of  the  Adviser.   The  Adviser   shall   continue  to  have
responsibility  for all  services  to be  provided  to the Fund  pursuant to the
Advisory Agreement and shall oversee and review the SubAdviser's  performance of its duties  under this  Agreement.  Nothing  contained in this  Agreement  shall obligate the Adviser to provide any funding or other  support for the purpose of directly or indirectly promoting investments in the Fund.

13.      Reference to Adviser and SubAdviser.

     (a)  Neither  the  Adviser  nor any  Affiliate  or agent  of it shall  make reference to or use the name of SubAdviser or any of its  Affiliates,  or any of their clients,  except as provided  herein and except for references  concerning the  identity of and  services  provided by the  SubAdviser  to the Fund,  which references  shall not differ in substance  from those included in the Prospectus and this  Agreement,  in any  advertising or promotional  materials  without the prior approval of SubAdviser,  which approval shall not be unreasonably withheld or delayed.  The Adviser hereby agrees to make all  reasonable  efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

     (b)  Neither the  SubAdviser  nor any  Affiliate  or agent of it shall make reference to or use the name of the Fund, the Adviser or any of their respective
Affiliates,  or any of their clients,  except references concerning the identity of the Fund or the Adviser,  which references shall not differ in substance from those  included in the  Prospectus  and this  Agreement,  in any  advertising or promotional  materials without the prior approval of SubAdviser,  which approval shall not be unreasonably  withheld or delayed.  The SubAdviser hereby agrees to make all  reasonable  efforts  to cause the Fund and any  Affiliate  thereof  to satisfy the foregoing obligation.

     14. Amendment.  This Agreement may be amended only by mutual consent of the parties, provided that the terms of any material amendment shall be approved by:
a) the Fund's  Board of Trustees  or by a vote of a majority of the  outstanding voting securities of the Fund (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Fund who are not  "interested  persons" of any party to this  Agreement  cast in person at a meeting  called for the purpose of voting on such approval, if such approval is required by applicable law.

     15. Confidentiality. Subject to the duties of the SubAdviser to comply with applicable  law,  including  any demand of any  regulatory  or taxing  authority having jurisdiction,  the SubAdviser shall treat as confidential all information pertaining  to the Fund and the actions of the  SubAdviser,  the Adviser and the
Fund in respect thereof.

     16. Notice.  Any notice that is required to be given by the parties to each other  under the terms of this  Agreement  shall be in  writing,  delivered,  or mailed  postpaid  to  the  other  parties,  or  transmitted  by  facsimile  with acknowledgment  of  receipt,  to the  parties  at  the  following  addresses  or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

     (a) If to the SubAdviser:

                           Cornerstone Real Estate Advisers Inc.
                           One Financial Plaza, Ste. 1700
                           Hartford, CT 06103-2604
                           Attention: Managing Counsel
                           Facsimile:  (860) 509-2224

                  (b)      If to the Adviser:

                           OppenheimerFunds, Inc.
                           498 Seventh Avenue
                           New York, NY  10018
                           Attention: President
                           Facsimile: (212) 321-1159

     Such notice shall be deemed effective when provided in accordance with this section 16.

     17.  Jurisdiction.  This  Agreement  shall  be  governed  by and  construed consistent with the Advisory  Agreement and in accordance with  substantive laws of the State of New York without  reference to choice of law principles  thereof and in accordance  with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  each of which  shall be deemed an  original,  all of which  shall together constitute one and the same instrument.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise  provided  herein,   "interested  person,"  "affiliated  person,"  and
"assignment" shall have their respective  meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. Severability.  If any provision of this Agreement shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     22. Survival.  The provisions of Sections 2(f), 9, 10, 11(c), 13, 15 and 16 will survive termination of this Agreement.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                            ADVISER

                                            OppenheimerFunds, Inc.

                                            By:_________________________________
                                            Name:  Robert G. Zack
                                            Title: Senior Vice President & Acting
                                                   General Counsel

                                            SUBADVISER
                                            Cornerstone Real Estate Advisers, Inc.

                                            By:_________________________________
                                            Name:
                                            Title:

                                                 EXHIBIT A TO
                                             SUBADVISORY AGREEMENT

         SubAdvisory Fee

     The Adviser will pay the  SubAdviser  a fee equal to 40% of the  investment management fee collected by the Adviser from the Fund, which shall be calculated after any investment  management fee waivers (i) required by the Fund's Board of
Trustees  or (ii)  voluntarily  agreed to by the Adviser  with the  SubAdviser's concurrence.  Notwithstanding the foregoing, if the Adviser, without demand from the Fund's Board of Trustees,  agrees, without the SubAdviser's concurrence,  to voluntarily  waive a  portion  of the  investment  management  fee  the  Fund is required to pay to the Adviser,  the  SubAdviser's  fee hereunder shall be based upon the  investment  management  fee the Fund  would have paid but for any such waiver agreed to by the Adviser in its sole discretion.